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                                  EXHIBIT 21.1
                          Subsidiaries of the Company

Corporations  (Jurisdiction)
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Bettom Medical Management, Inc. (Connecticut)
Connecticut Surgical Center, Inc. (Connecticut)
Endoscopy Center Affiliates, Inc. (Delaware)
Eye Micro Surgery Center, Inc. (Montana)
KPSC, Inc. (Washington)
National Surgery Centers - Bakersfield, Inc. (California)
National Surgery Centers - Santa Monica, Inc. (California)
Northern Rockies Surgicenter, Inc. (Montana)
NSC Atlanta, Inc. (Delaware)
NSC Auburn, Inc. (California)
NSC Brownsville, Inc. (Texas)
NSC Channel Islands, Inc. (California)
NSC Connecticut, Inc. (Connecticut)
NSC Dallas, Inc. (Texas)
NSC Edmond, Inc. (Oklahoma)
NSC Elizabethtown, Inc. (Kentucky)
NSC Fayetteville, Inc. (North Carolina)
NSC Greensboro, Inc. doing business as Surgical Center of Greensboro (North
  Carolina)
NSC Greensboro West, Inc. (North Carolina)
NSC Houston, Inc. (Texas)
NSC Kent, Inc. (Ohio)
NSC Lancaster, Inc. (California)
NSC Las Vegas East, Inc. (Nevada)
NSC Las Vegas, Inc. (Nevada)
NSC Manahawkin, Inc. (New Jersey)
NSC Miami, Inc. (Florida)
NSC Midwest City, Inc. (Oklahoma)
NSC Norman, Inc. (Oklahoma)
NSC Oklahoma City, Inc. (Oklahoma)
NSC Phoenix, Inc. (Arizona)
NSC Port St. Lucie, Inc. (Florida)
NSC Provo, Inc. doing business as Provo Surgical Center (Utah)
NSC Sarasota, Inc. (Delaware)
NSC Seattle, Inc. (Washington)
Walk In and Out Surgery Center, Inc. (Kentucky)

Partnerships (Jurisdiction)
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2121 Surgery Center, Limited Partnership doing business as Surgery Center of
  Santa Monica (California)
Ambulatory Surgical Centre of Miami, Limited Partnership (Florida)
Antelope Valley Surgery Center, Limited Partnership (California)
Auburn Surgical Center, Limited Partnership (California)
Bakersfield Surgery Center Limited Partnership (California)
Brownsville Surgery Center, Limited Partnership doing business as Brownsville
  Surgicare (Texas)


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Channel Islands Surgical Services, Limited Partnership (California)
Channel Islands Surgicenter, Limited Partnership (California)
Day Surgery Center, Ltd. (Florida)
Desert Surgery Center, Limited Partnership (Nevada)
Endoscopy West, General Partnership (California)
Fayetteville Ambulatory Surgery Center, Limited Partnership (North Carolina) Fort Worth Endoscopy Center, General Partnership (California)
Greater Long Beach Endoscopy Center, General Partnership (California) Greensboro Specialty Surgery Center, Limited Partnership (North Carolina) Kitsap Peninsula Surgery Center Limited Partnership doing business as Olympic
  Ambulatory Surgery Center (Washington)
Laser Northwest, Ltd. (Washington)
Mid-Peninsula Endoscopy Center, General Partnership (California)
Newport Beach Endoscopy Center, General Partnership (California)
North Atlanta Endoscopy Center, Limited Partnership (Georgia)
Northeast Surgery Center, Limited Partnership (Texas)
NSCSM, Ltd. (California)
Physicians of Edmond, General Partnership (Oklahoma)
Physicians Surgical Center Limited Partnership (Oklahoma)
San Diego Endoscopy Center, General Partnership (California)
San Mateo Endoscopy Center, General Partnership doing business as Mid-Peninsula
  Endoscopy Center (California)
Sarasota Endoscopy Center, Limited Partnership (Georgia)
Seattle Surgery Center, Limited Partnership (Washington)
Somerset Surgery Center, Limited Partnership (Kentucky)
South Bay Endoscopy Center, General Partnership (California)
Southwest Surgical Center of Bakersfield, Limited Partnership (California) Suburban Endoscopy Center, General Partnership (Illinois)
Surgical Center of Elizabethtown, Limited Partnership (Kentucky)
Thousand Oaks Endoscopy Center, General Partnership (California)
Valley View Surgery Center, Limited Partnership (Nevada)
Western Reserve Surgery Center, Limited Partnership (Ohio)
Westside Surgery Center, Ltd. (Texas)

Limited Liability Companies (Jurisdiction)
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Cape Fear Laser Eye Center, Limited Liability Company (North Carolina)
Heritage Park Surgery Center, Limited Liability Company (Oklahoma)
Medical Plaza Endoscopy Unit, Limited Liability Company (Oklahoma)
Southern Ocean Surgery Center, Limited Liability Company (New Jersey)
Surgery Center of Edmond, Limited Liability Company (Oklahoma)
Surgical Hospital of South Oklahoma City, Limited Liability Company (Oklahoma) Utah County Management Service, Limited Liability Company (Utah)

Limited Liability Partnerships
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Physicians of Edmond, Limited Liability Partnership (Oklahoma)


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